UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

Overseas Shipholding Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-06479	13-2637623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Knights Run Avenue, Suite 1200

Tampa, Florida 33602

(Address of Principal Executive Offices) (Zip Code)

(813) 209-0600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value $0.01 per share)	OSG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2021, certain subsidiaries (the “Borrowers”) of Overseas Shipholding Group, Inc. (“OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, entered into agreements providing for a seven-year, $325 million term loan credit facility (the “Term Loan Refinancing”) with Stonebriar Commercial Finance (“Stonebriar”). Proceeds were used to refinance and replace a term loan facility with The Prudential Insurance Company of America, as administrative agent, and certain other lenders (the “OBS Term Loan”), and a term loan with Wintrust Commercial Finance (the “Wintrust Loan”), both of which were terminated, as well as to partially refinance a term loan with Banc of America Leasing & Capital, LLC. The remaining proceeds will be used for general working capital purposes.

The performance of the Borrowers’ obligations under the Term Loan Refinancing are guaranteed by OSG and certain other subsidiaries and are secured by the Borrowers’ assets, including five tankers, three tugs, and two barges, and by OSG’s equity interests in certain of its subsidiaries. The Term Loan Refinancing contains customary representations and warranties and customary affirmative and negative covenants applicable to the Borrowers and OSG (individually, and collectively, a “Loan Party” or the “Loan Parties,” as applicable), including restrictions on indebtedness, liens, mergers, dispositions, prepayment of other indebtedness, and dividends and other distributions.

Beginning September 30, 2022, the Borrowers may prepay the outstanding indebtedness under the Term Loan Refinancing in full or in part at par plus accrued interest and a premium that varies based on the date of the prepayment. Certain events, such as the sale of vessels serving as collateral under the Term Loan Refinancing, will require a mandatory partial or full repayment.

Events of default under the Term Loan Refinancing include, but are not limited to: (i) the failure to make timely payments of interest or principal; (ii) material misrepresentations or misstatements; (iii) the failure to comply with the covenants; (iv) certain payment defaults under other indebtedness of OSG or its subsidiaries; (v) insolvency or bankruptcy-related events with respect to OSG or any of its material subsidiaries; (vi) events reasonably expected to have a material adverse effect on OSG and its subsidiaries taken as a whole; (vii) certain security interests or liens ceasing to be in full force and effect; (viii) the occurrence of a Change in Control (as defined in the Term Loan Refinancing); and (ix) any loan document or material provision thereof ceasing to be, or any proceeding being instituted asserting that such loan document or material provision is not, in full force and effect. If one or more events of default occurs and continues beyond any applicable cure period, Stonebriar may declare all of the obligations to be immediately due and payable.

The description of the Term Loan Refinancing set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement

As stated in Item 1.01 above, on September 29, 2021, OSG’s term loan facility with The Prudential Insurance Company of America, as administrative agent, and certain other lenders, and a term loan with Wintrust Commercial Finance, as amended, were terminated. The disclosure set forth under Item 1.01 is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On October 4, 2021, OSG issued a press release announcing the Term Loan Financing. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Term Loan Credit Agreement, dated as of September 29, 2021, by and among OSG, certain subsidiaries of OSG, and Stonebriar.

99.1	Press Release of Overseas Shipholding Group, Inc. dated October 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2021

Overseas Shipholding Group, Inc.

By:	/s/ Richard Trueblood
Name:	Richard Trueblood
Title:	Vice President, Chief Financial Officer